Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc J. Eisenberg, Michael W. Ford and Christian G. Le Brun, and each of them singly, true and lawful attorneys-in-fact and agents, with full power to them (including the full power of substitution and resubstitution), to sign for him and in his name, place and stead, in the capacity or capacities set forth below, (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (2) any amendments to the foregoing Annual Report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marc J. Eisenberg	Chief Executive Officer and President and Director (principal executive officer)	February 13, 2019
Marc J. Eisenberg

/s/ Jerome B. Eisenberg	Chairman of the Board	February 13, 2019
Jerome B. Eisenberg

/s/ Didier Delepine	Director	February 13, 2019
Didier Delepine

/s/ Marco Fuchs	Director	February 14, 2019
Marco Fuchs

/s/ John Major	Director	February 15, 2019
John Major

/s/ Gary H. Ritondaro	Director	February 15, 2019
Gary H. Ritondaro

/s/ Timothy Kelleher	Director	February 13, 2019
Timothy Kelleher

/s/ Denise Gibson	Director	February 13, 2019
Denise Gibson

/s/ Karen Gould	Director	February 13, 2019
Karen Gould

/s/ Constantine Milcos	Senior Vice President and Chief Accounting Officer (principal accounting officer)	February 13, 2019
Constantine Milcos

/s/ Michael W. Ford	Executive Vice President and Chief Financial Officer	February 26, 2019
Michael W. Ford
(principal financial officer)